EXHIBIT 99.2

NFiniTi inc.

PRO FORMA CONDENSED COMBINED BALANCE SHEET

as of October 31, 2024

Unaudited

							Pro Forma
	Historical		Historical		Pro Forma		Condensed
	NFiniTi inc.		Artisan		Adjustments	Note	Combined
ASSETS

Current Assets
Cash	$		$				$-
Total Assets	$		$				$-

LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts Payable		$8,571		$134,000			$142,571
Loans Payable - Other		$643		$42,000			$42,643
Loans Payable - Shareholders		$140,482		$14,452			$154,934
Loan Payable - Related Party		$6,744					$6,744

Total Current Liabilities		$156,439		$190,452			$346,891

Commitments and Contingencies

Stockholders' Deficit

Common stock, $0.001 par value		$120,000		0		(a), (b)	$120,000
Additional Paid-In Capital		$(60,000)		$0			$(250,452)
Accumulated deficit		$(216,439)					$(216,439)

Total Stockholders' Deficit							$(346,891)
Total Liabilities & Stockholders' Deficit							$-

The Accompanying Notes are an Integral Part of These Financial Statements

a.	Common stock, $0.001 par value, 450,000,000 shares authorized; 120,000,000 shares issued and outstanding as of October 31, 2024
b.	Common stock, $0.001 par value, 100 shares authorized; 100 shares issued and outstanding as of October 31, 2024

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NFiniTi inc.

PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

as of October 31, 2024

Unaudited

				Pro Forma
	Historical	Historical	Pro Forma	Condensed
	NFiniTi inc.	Artisan	Adjustment	Combined

Revenues	$	$		$-

Expenses
General & Administrative		$152		$152
Management Fees	$	$96,000		$96,000
Professional Fees	$22,413	$60,171		$82,584

Total Expenses	$22,413	$156,322		$178,735

Net Operating (Loss)	$(22,413)	$(17,663)		$(40,076)

Net (Loss)	$(22,413)	$(17,663)		$(40,076)

Net Loss Per Basic and
Diluted share

Weighted average number of Common Shares outstanding	120,000,000	100

The Accompanying Notes are an Integral Part of These Financial Statements

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NFINITI INC.

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

AS OF OCTOBER 31, 2024

(Unaudited)

NOTE 1 – BACKGROUND

On January 31, 2025, NFiniTi inc. or the Company or NFTN completed the Share Exchange Agreement with ARTISAN Beverages Inc. or ARTISAN (the “Share Exchange”) for its 100% equity interest.

The consideration of the Share Exchange totaled approximately XXXXXXXXXXX shares of the Company’s common stock, at the price of $XXX equal to $XXXXXXXX

NOTE 2 – BASIS OF PRESENTATION

Because NFTN is a shell company, ARTISAN will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, ARTISAN is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of NFTN. Accordingly, the consolidated assets, liabilities and results of operations of NFTN will become the historical financial statements of NFTN, and ARTISAN's assets, liabilities and results of operations will be consolidated with NFTN beginning on the acquisition date. These pro forma financial statements are presented as a continuation of NFTN.

The pro forma balance sheet as of October 31, 2024 is based on the historical financial statements of NFTN after giving effect to ARTISAN’s acquisition of NFTN as a reverse merger using the acquisition method of accounting and applying the assumptions and adjustments described in the notes to the pro forma financial statements as if such acquisition had occurred as of October 31, 2024 for the balance sheet for pro forma financial statements purposes.

The pro forma financial statements have been prepared by management for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods. The pro forma adjustments are based on the preliminary information available at the time of the preparation of this document and assumptions that management believes are reasonable. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with NFTN’s historical financial statements included elsewhere on Form 10-Q for the quarter ended October 31, 2024 with SEC herewith.

The pro forma financial statements do not purport to represent what the results of operations or financial position of the combined entity would actually have been if the merger had in fact occurred on October 31, 2024, nor do they purport to project the results of operations or financial position of the combined entity for any future period or as of any date.

These pro forma financial statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between NFTN and ARTISAN since such amounts, if any, are not presently determinable.

NOTE 3 – PRO FORMA ADJUSTMENTS

The pro forma financial statements have been prepared as if the acquisition was completed on October 31, 2024 for combined balance sheet purpose and reflects the following pro forma adjustment(s):

(a) To eliminate the accumulated deficits of NFTN incurred before the merger transaction to reflect the recapitalization of NFTN

Dr. Additional paid-in capital

Cr. Accumulated losses

To reflect the issuance of 10,000,000 shares of common stock of NFTN for the acquisition of 100% of Artisan outstanding capital stock

Dr. Additional paid-in capital

Cr. Common stock

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